UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2015 (June 25, 2015)
ClubCorp Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-189912	20-5818205
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

3030 LBJ Freeway, Suite 600 Dallas, Texas	75234
(Address of Principal Executive Offices)	(Zip Code)

(972) 243-6191
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by ClubCorp Holdings, Inc., a Nevada corporation (the “Company”, “our” and “we”), in connection with the matters described herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2015, Todd M. Dupuis was appointed as our Chief Accounting Officer, effective immediately. Mr. Dupuis, age 52, had previously served as our Vice President and Controller since May 2008.

Item 5.07.	Submission of Matters to a Vote of Security Holders

We held our 2015 Annual Meeting of Stockholders on June 25, 2015 (the “Annual Meeting”) in Houston, Texas. The matters that were submitted to our shareholders for approval at the Annual Meeting and the voting results with respect to each matter are set forth below. The proposals related to each matter are described in detail in our definitive Proxy Statement filed with the Securities and Exchange Commission on April 27, 2015 (the “Proxy Statement”).

Item 1 on the Proxy Card. Our shareholders elected three directors for a three-year term, with the following vote:

	Number of Votes
	For	Withheld	Broker Non-Votes
Janet E. Grove	57,311,734	1,140,757	1,975,303
Eric C. Resnick	46,666,904	11,785,587	1,975,303
Michael S. Shannon	46,666,894	11,785,597	1,975,303

Item 2 on the Proxy Card. In an advisory “say on pay” vote, our shareholders approved the compensation of our named executive officers, with the following vote:

Number of Votes
For	Against	Abstain	Broker Non-Votes
57,582,861	791,783	77,847	1,975,303

Item 3 on the Proxy Card. Our shareholders voted for the ratification and confirmation of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2014, with the following vote:

Number of Votes
For	Against	Abstain	Broker Non-Votes
60,134,406	217,891	75,497	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2015	CLUBCORP HOLDINGS, INC.

	By:	/s/ Curtis D. McClellan
Curtis D. McClellan
Chief Financial Officer and Treasurer